Exhibit 4.8


================================================================================



                      GUARANTY AND SUBORDINATION AGREEMENT

                         Dated as of September 22, 2000

                                     made by

                               CIHC, INCORPORATED,
                     as Guarantor and Subordinated Borrower,

                                       and

                                 CONSECO, INC.,
                       as Obligor and Subordinated Lender,

                                   in favor of

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent
              under the Credit Agreement, dated as of May 30, 2000



================================================================================

                      GUARANTY AND SUBORDINATION AGREEMENT

                  This Guaranty and Subordination Agreement (this "Agreement") is entered into as of September 22, 2000 by CIHC, INCORPORATED and CONSECO, INC. in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Agent") for the financial institutions (the "Banks" and together with the Agent, collectively, the "Guarantied Parties") who are or from time to time may become party to the Credit Agreement, dated as of May 30, 2000 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among the individual borrowers party thereto, the Banks and the Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms pursuant to Article I hereof.

                              W I T N E S S E T H:
                               -------------------

                  WHEREAS, pursuant to an Agreement of even date herewith (the "Restructuring Document") with respect to the Credit Agreement and the Guaranty referred to in the Credit Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Conseco Guaranty"), the Banks have agreed, among other things, to refrain from exercising certain remedies in respect of the Credit Agreement and/or the Conseco Guaranty;

                  WHEREAS, the Agreement Parties will derive substantial direct and indirect benefit from the Restructuring Document; and

                  WHEREAS, it is a condition precedent to the obligation of the Banks to enter into the Restructuring Document that the Agreement Parties shall have executed and delivered this Agreement;

                  NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and to induce the Banks to enter into the Restructuring Document, each Agreement Party agrees, for the benefit of each Guarantied Party, as follows:


                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION I.1. Certain Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned thereto in the Credit Agreement, the Appendix or the Conseco Guaranty Documents; provided that such definitions shall survive any termination of the Credit Agreement or any Conseco Guaranty Document. In the event that any such capitalized term is defined both in the Appendix and any other document referred to above, the definition contained in the Appendix shall govern. In addition, when used herein the following terms shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                  "Agreement Party" means each of Obligor, Guarantor, Subordinated Lender and Subordinated Borrower.

                  "Appendix" has the meaning set forth in the Restructuring Document.

                  "Charges" has the meaning assigned to such term in the Credit Agreement.

                  "Conseco Guaranty" has the meaning set forth in the Preamble.

                  "Conseco Guaranty Documents" means the collective reference to the Conseco Guaranty, the Restructuring Document and any other agreement entered into by Obligor in connection therewith.

                  "Credit Agreement" has the meaning set forth in the Preamble.

                  "Guarantied Obligations" has the meaning set forth in Section 2.1.

                  "Guarantied Parties" has the meaning set forth in the Preamble.

                  "Guarantor" means CIHC, Incorporated, in its capacity as guarantor of the Guarantied Obligations.

                  "Indemnified Parties" has the meaning set forth in Section
         5.1.

                  "Obligations" means all debts, liabilities, obligations, covenants and duties for the payment of money owing by Obligor pursuant to any Conseco Guaranty Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Obligor" means Conseco, Inc., in its capacity as obligor in respect of the Obligations.

                  "Reorganization" has the meaning set forth in Section 3.2(a).

                  "Restructuring Document" has the meaning set forth in the Preamble.

                  "Senior Creditors" means any holder or beneficiary of any Senior Debt, or any authorized representative thereof.

                  "Senior Debt" means (a) all obligations of Guarantor under
         Article II, (b) all "Senior Debt" under and as defined in any other CIHC Guaranty, (c) all "Senior Debt" under and as defined in the Guaranty and Subordination Agreement entered into in connection with the Lehman Agreement and (d) all other "Senior Debt" (or comparable concept) under and as defined in any subordination provision or agreement relating to or entered into in connection with any Contingent Obligation of CIHC pursuant to Section 4.01(d)(i) or (d)(iv) of the Appendix.

                  "Subordinated Borrower" means CIHC, Incorporated, in its capacity as obligor in respect of the Subordinated Debt.

                  "Subordinated Debt" means the principal amount of any Indebtedness owing by Subordinated Borrower to Subordinated Lender from time to time outstanding and unpaid, together with accrued and unpaid interest thereon.

                  "Subordinated Lender" means Conseco, Inc., in its capacity as holder of the Subordinated Debt.

                  "Subrogation Rights" has the meaning set forth in Section 2.6.

                                   ARTICLE II.

                               GUARANTY PROVISIONS

                  SECTION II.1. Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably:

                  (a) guaranties to the Guarantied Parties the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and at all times thereafter, of all Obligations (including all such amounts which would become due but for the operation of the automatic stay provisions under
         Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)) (all such Obligations collectively called the "Guarantied Obligations"); and

                  (b) indemnifies and holds harmless each Guarantied Party or any other holder of any Guarantied Obligations for any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by such Guarantied Party or such holder, as the case may be, in enforcing any rights under this Agreement;

The guaranty set forth in this Article II constitutes a guaranty of payment when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that any Guarantied Party or any other holder of any Guarantied Obligations exercise any right, assert any claim or demand or enforce any remedy whatsoever against Obligor or any other Person before the performance of, or as a condition to, the obligations of Guarantor hereunder. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Guarantor hereunder shall in no event exceed the amount which can be guaranteed by Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  SECTION II.2. Acceleration of Guaranty. Guarantor agrees that, in the event of the insolvency of Guarantor, or the inability or failure of Guarantor to pay debts as they become due, or an assignment by Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of Obligor or Guarantor under any bankruptcy, insolvency or similar federal or state laws, and if such event shall occur at a time when any of the Guarantied Obligations may not then be due and payable, Guarantor will pay to the Banks forthwith the full amount which would be payable hereunder by Guarantor if all the Guarantied Obligations were then due and payable.

                  SECTION II.3. Guaranty Absolute, etc. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guarantied Obligations have been paid in full and all obligations of Guarantor hereunder shall have been paid in full. Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Conseco Guaranty Documents and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guarantied Party or any holder of any Guarantied Obligations. The liability of Guarantor under this Agreement shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Credit Agreement, any Conseco Guaranty Document or any other Loan Document;

                  (b)  the failure of any Guarantied Party:

                           (i) to assert any claim or demand or to enforce any right or remedy against Obligor or any other Person under the provisions of the Credit Agreement, any Conseco Guaranty Document, any other Loan Document or otherwise; or

                           (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Guarantied Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantied Obligations, or any other extension, compromise or renewal of any Guarantied Obligations;

                  (d) any reduction, limitation, impairment or termination of the Guarantied Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guarantied Obligations;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to any departure from, any of the terms of the Credit Agreement, any Conseco Guaranty Document or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to any departure from, any other guaranty held by any Guarantied Party or any other holder of the Guarantied Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Obligor, any surety or any guarantor.

                  SECTION II.4. Reinstatement, etc. Guarantor agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guarantied Obligations is rescinded or must otherwise be restored by any Guarantied Party or any other holder of any Guarantied Obligations, upon the insolvency, bankruptcy or reorganization of Obligor, all as though such payment had not been made.

                  SECTION II.5. Waiver, etc. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guarantied Obligations, and this Agreement and any requirement that the Agent, any other Guarantied Party or any other holder of Guarantied Obligations protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Guarantied Obligations.

                  SECTION II.6. Waiver of Subrogation; Subordination. Guarantor hereby irrevocably waives with respect to Obligor, until the prior indefeasible payment in full in cash of all Guarantied Obligations, any claim or other rights which it may now or hereafter acquire against Obligor that arises from the existence, payment, performance or enforcement of Guarantor's obligations under this Article II, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Guarantied Parties against Obligor or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right (all such claims, remedies and rights being collectively called "Subrogation Rights") arises in equity, or under contract, statute or common law, including the right to take or receive from Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in cash, in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Guarantied Parties, and shall forthwith be paid to the Guarantied Parties to be credited and applied upon the Guarantied Obligations, whether matured or unmatured. Guarantor acknowledges that it will receive direct and indirect benefits from the Restructuring Document and that the waiver set forth in this Section 2.6 is knowingly made in contemplation of such benefits.

                  SECTION II.7. Successors, Transferees and Assigns; Transfers of Guarantied Obligations, etc. This Agreement shall:

                  (a) be binding upon Guarantor, and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Agent and each other Guarantied Party.

Without limiting the generality of clause (b), any Bank may assign or otherwise transfer (in whole or in part) any Guarantied Obligation held by it to any other Person upon the terms and conditions set forth in the Credit Agreement, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Bank under any Loan Document (including this Agreement) or otherwise.

                  SECTION II.8. Payments Free and Clear of Taxes, etc. Guarantor hereby agrees that:

                  (a) any and all payments made by Guarantor hereunder shall be made in accordance with Section 4.7 of the Credit Agreement free and clear of, and without deduction for, any and all Charges, to the same extent as if Guarantor were a "Borrower" thereunder;

                  (b) Guarantor hereby indemnifies and holds harmless each Guarantied Party and each other holder of any Guarantied Obligation for the full amount of any Charges paid by such Guarantied Party or such holder, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

                  (c) without prejudice to the survival of any other agreement of Guarantor hereunder, the agreements and obligations of Guarantor contained in this Section 2.8 shall survive the payment in full of the Guarantied Obligations.

                  SECTION II.9. Right of Offset. In addition to and not in limitation of all rights of offset that any Guarantied Party or any other holder of any Guarantied Obligation may have under applicable law or any other Loan Document, subject to the terms of the Credit Agreement, each Guarantied Party or other holder of any Guarantied Obligation shall, during the continuance of any Event of Default and whether or not such Guarantied Party or such holder has made any demand or whether or not Guarantor's obligations are matured, have the right to appropriate and apply to the payment of Guarantor's obligations hereunder all deposits (general or special, time or demand, provisional or final) then or thereafter held by, and other indebtedness or property then or thereafter owing to, such Guarantied Party or other holder, whether or not related to this Agreement or any transaction hereunder.

                                  ARTICLE III.

                                  SUBORDINATION

                  SECTION III.1. Payments on Subordinated Debt. Notwithstanding anything to the contrary in the terms or arrangements governing the Subordinated Debt, no payment or prepayment of principal of or interest on the Subordinated Debt may be made, directly or indirectly, at any time after (a) (i) any Guarantied Party has made a claim under the Conseco Guaranty in respect of the principal amount of any of the Loans under the Credit Agreement or (ii) Obligor's obligations under the Conseco Guaranty shall have been accelerated (including, without limitation, pursuant to the provision in the Conseco Guaranty that is the equivalent of Section 2.2 of this Agreement) or (b) a Reorganization (including any proceeding in respect thereof) shall have been commenced.

                  SECTION III.2. Subordination. (a) Subject to Section 3.1, payment of the Subordinated Debt is and shall be expressly subordinate and junior in right of payment to the prior payment in full in cash of the Senior Debt to the extent and in the manner set forth herein, and the Subordinated Debt is hereby so subordinated as a claim against Subordinated Borrower or any of the assets of Subordinated Borrower, whether such claim be (i) in the event of any distribution of the assets of Subordinated Borrower upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving Subordinated Borrower or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshaling of its assets or liabilities (collectively called a "Reorganization"), or (ii) other than in connection with a Reorganization, to the prior payment in full in cash of the Senior Debt.

                  (b) If Subordinated Lender shall receive any payment in violation of the terms hereof, it shall hold such payment in trust for the benefit of the Senior Creditors and forthwith pay it over to the Senior Creditors, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt, for application to and payment of the Senior Debt.

                  (c) In the event of any Reorganization relative to Subordinated Borrower or its properties, then all of the Senior Debt shall first be paid in full in cash before any payment is made upon the Subordinated Debt, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the Senior Creditors, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt, for application in payment of the Senior Debt, unless and until all the Senior Debt is paid in full in cash, and Subordinated Lender hereby irrevocably authorizes the Agent, as attorney-in-fact for Subordinated Lender, to vote any claim or proof of claim in such proceedings in respect of the Subordinated Debt, to file or prove any claim in such proceedings in respect of the Subordinated Debt, to demand, sue for, collect and receive any such payment or distribution, to apply such payment or distribution to the payment of the Senior Debt, and to take such other action (including acceptance or rejection of any plan of Reorganization) in the name of Subordinated Lender or of the relevant Senior Creditors as the Agent may deem necessary or advisable for the enforcement of the provisions hereof. Subordinated Lender shall execute and deliver such other and further powers of attorney, assignments, proofs of claim or other instruments, and take such other actions, as may be requested by the Agent in order to enable the Agent to accomplish any of the foregoing, but only with respect to Subordinated Lender's capacity as a holder hereof and not in respect of any other relationship between Subordinated Lender and Subordinated Borrower. Consistent with, but not in limitation of, the foregoing, in such an event, the Agent shall be deemed to be the assigned (and thus the holder) of such claims or proof of claims and shall have the right to assert and vote such claims in any Reorganization, including, without limitation, through the filing of any proof of claim therein and the casting of any ballots to accept or reject any plan of reorganization proposed by, for, or with respect to any such Reorganization.

                  (d) In the event that, notwithstanding the foregoing, upon any such Reorganization, any payment or distribution of the assets of Subordinated Borrower of any kind or character, whether in cash, property or securities, shall be received by Subordinated Lender in respect of the Subordinated Debt before all Senior Debt is paid in full in cash, such payment or distribution shall be held in trust for the Senior Creditors and shall forthwith be paid over to the Senior Creditors, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt, for application to the payment of the Senior Debt until all Senior Debt shall have been paid in full in cash.

                  (e) Subordinated Lender agrees that, until the Senior Debt has been paid in full in cash, except as expressly provided by Section 3.1, it will not take, demand or receive, or take any action to accelerate or collect, any payment of all or any part of the Subordinated Debt.

                  (f) The Senior Creditors, or any of them, may, at any time and from time to time, without the consent of or notice to Subordinated Lender, without incurring any responsibility to Subordinated Lender, and without impairing or releasing any of the rights of any Senior Creditor, or any of the obligations of Subordinated Lender:

                  (i) change the amount or terms of or renew or extend any Senior Debt or enter into or amend in any manner any agreement relating to any Senior Debt;

                  (ii) sell, exchange, release or otherwise deal with any property at any time pledged or mortgaged to secure any Senior Debt;

                  (iii) release anyone liable in any manner for the payment or collection of any Senior Debt; and

                  (iv) exercise or refrain from exercising any rights against Subordinated Borrower and others (including Subordinated Lender).

                  (g) Subordinated Lender hereby waives notice of or proof of reliance by any Senior Creditor upon the provisions hereof, and the Senior Debt shall conclusively be deemed to have been created, contracted, incurred or maintained in reliance upon the provisions hereof.

                  (h) Each Senior Creditor shall be a third-party beneficiary of the provisions of this Section 3.2.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         Each Agreement Party represents and warrants to each Guarantied Party that:

                  SECTION IV.1. Authorization. Such Agreement Party (a) has the power to execute, deliver and perform this Agreement and (b) has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                  SECTION IV.2. No Conflict. The execution, delivery and performance by such Agreement Party of this Agreement does not and will not (a) contravene or conflict with any provision of any law, statute, rule or regulation, (b) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on such Agreement Party or any of its Subsidiaries (including, without limitation, any writ, judgment, injunction or other similar court order), (c) result in the creation or imposition of or the obligation to create or impose any Lien upon any of the property or assets of such Agreement Party or any of its Subsidiaries or (d) contravene or conflict with any provision of the articles of incorporation or bylaws of such Agreement Party.

                  SECTION IV.3. Binding Effect. This Agreement constitutes the legal, valid and binding obligations of such Agreement Party, enforceable against such Agreement Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  SECTION 4.4 Solvent. After giving effect to this Agreement, Guarantor and its Subsidiaries, taken as a whole, are Solvent. As used in this
Section 4.4, "Solvent" shall mean, with respect to any Person on a particular date, that on such date: (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act or Uniform Fraudulent Conveyance Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.


                                   ARTICLE V.

                                  MISCELLANEOUS

                  SECTION V.1. Indemnity. Each Agreement Party agrees to indemnify the Agent, each Bank, their Affiliates and their respective directors, officers, employees, persons controlling or controlled by any of them or their respective agents, consultants, attorneys and advisors (the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind to which any of the Indemnified Parties may become subject, whether directly or indirectly (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Party), relating to or arising out of this Agreement; provided, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of each Agreement Party provided for in this Section 5.1 shall survive termination of the Credit Agreement, any Conseco Guaranty Document and this Agreement.

                  SECTION V.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify for the purpose by written notice to the Agent. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 5.2, (b) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section 5.2.

                  SECTION V.3. Successors and Assigns. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except no Agreement Party shall be permitted to assign this Agreement nor any interest or obligation herein without the consent of the Agent.

                  SECTION V.4. SUBMISSION TO JURISDICTION, ETC. EACH AGREEMENT PARTY AND THE AGENT HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH AGREEMENT PARTY AND THE AGENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. EACH AGREEMENT PARTY AND THE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY ANY AGREEMENT PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, THE AGENT, ANY BANK OR OTHERWISE) IN ANY COURT HEREIN ABOVE SPECIFIED IN THIS SECTION 5.4 AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. EACH AGREEMENT PARTY AND THE AGENT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  SECTION V.5. Amendments; Release. Notwithstanding anything to the contrary contained in the Credit Agreement, the provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each affected Agreement Party and the Agent (with the consent of the Required Banks), and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, except as set forth in Section 5.14 of this Agreement, no such amendment, modification or waiver which would permit the release or termination of all or a substantial portion of Guarantor's obligations under this Agreement shall be effective without the consent of each Bank.

                  SECTION V.6. Section Headings. The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

                  SECTION V.7. Acknowledgments. No action of the Agent permitted hereunder shall in any way affect or impair the rights of the Agent and the obligations of each Agreement Party under this Agreement. Each Agreement Party hereby acknowledges that there are no conditions to the effectiveness of this Agreement.

                  SECTION V.8. Obligations Not Limited. All obligations of the Guarantor and rights of the Guarantied Parties in respect of the Guarantied Obligations expressed in this Agreement shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Guarantied Obligations.

                  SECTION V.9. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION V.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, but all such counterparts shall constitute but one and the same agreement. Each Agreement Party hereby acknowledges receipt of a true, correct and complete counterpart of this Agreement.

                  SECTION V.11. Agent. The Agent acts herein as agent for itself, the Banks and any and all future holders of the Guarantied Obligations.

                  SECTION V.12. WAIVER OF TRIAL BY JURY. EACH AGREEMENT PARTY AND THE AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE GUARANTIED PARTIES ENTERING INTO THE RESTRUCTURING DOCUMENT.

                  SECTION V.13. No Limitation on Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any other Guarantied Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION V.14. Release of This Agreement. This Agreement shall be terminated and Guarantor shall be released from all of its obligations hereunder on the first date after the Near-Term Facilities Termination Date on which Conseco, Inc. has Investment Grade Ratings Status, as long as no Default or Event of Default shall have occurred and be continuing on such date.

                  IN WITNESS WHEREOF, each Agreement Party has caused this Guaranty and Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                             CIHC, INCORPORATED, as Guarantor and
                             Subordinated Borrower

                             By: /s/ David A. Hill
                                --------------------------------------
                                Name:  David A. Hill
                                Title: Vice-President

                             Address for Notices:

                             11825 North Pennsylvania Street
                             Carmel, Indiana 46032
                             Attention:

                             Fax: 317-817-6100



                             CONSECO, INC., as Obligor and Subordinated Lender

                             By: /s/ Thomas M. Hagerty
                                --------------------------------------
                                Name: Thomas M. Hagerty
                                Title: Acting Chief Financial Officer

                             Address for Notices:

                             11825 North Pennsylvania Street
                             Carmel, Indiana 46032
                             Attention:

                             Fax: 317-817-6100